COLE, SCHOTZ, MEISEL, FORMAN & LEONARD
                   A Professional Corporation
                       Counsellors at Law
                        Court Plaza North
                         25 Main Street
                          P.O. Box 800
                Hackensack, New Jersey 07602-0800
                         (201) 489-3000


                         November 18, 1996



USCI, Inc.
6115-A Jimmy Carter Boulevard
Norcross, Georgia  30071

Re:  Registration Statement on Form S-8
     Under the Securities Act of 1933

Gentlemen:

     We are counsel to USCI, Inc., a Delaware corporation (the "Company"), who has been requested that we render an opinion in connection with a Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 750,000 shares (the "Shares") of common stock par value $.0001 per share ("Common Stock"), issuable upon the exercise of options ("Options") granted or available for grant under the Company's Amended and Restated 1992 Stock Option Plan (the "Stock Option Plan").

     In that connection, we have examined the Certificate of Incorporation, as amended, and the By-laws of the Company, the Registration Statement, the Stock Option Plan, corporate proceedings of the Company relating to the adoption of the Stock Option Plan and the grant of Options thereunder, respectively, and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuiness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, when issued and paid for in accordance with the terms of the Options and the Stock Option Plan, will be validly issued, fully paid and non-assessable.


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USCI, Inc.
November 18, 1996
Page 2



     Attorneys in the law firm of Cole, Schotz, Meisel, Forman &
Leonard, P.A., beneficially own less than three (3) percent of the outstanding shares of the Company's Common Stock.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under Item 5, Interest of Named Experts, in the Registration Statement.

               Very truly yours,


              /s/ COLE, SCHOTZ, MEISEL, FORMAN & LEONARD, P.A.
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                  COLE, SCHOTZ, MEISEL, FORMAN & LEONARD, P.A.